Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-1 of Signify Health, Inc. of our report dated April 30, 2019, except as to Note 2, which is as of October 14, 2020, relating to the 2018 financial statements of Remedy Partners, Inc. and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Stamford, Connecticut

January 19, 2021